UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: August 31, 2004






                         WORLD TRANSPORT AUTHORITY, INC.
            (Exact name of registrant as specified in its charter)



            Alberta, BC                        93-1202663
     (State of Incorporation)      (I.R.S. Employer Identification No.)

                              140 West Park Avenue
                           El Cajon, California 92020
                    (Address of Principal Executive Offices)




                       (619) 593-2440 Fax: (619) 593-2444
          (Registrant's telephone and fax number, including area code)









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Item 5.  Other Events.

On July 9, 2004, Autotech International Corporation, a wholly owned subsidiary of World Transport Authority, Inc., an Alberta corporation, entered into an Conditional Sales of Assets Agreement with WorldStar Pacific, Inc. a Philippine corporation, for the purchase of all WorldStar Pacific, Inc.'s assets, both hard assets and intellectual assets, including, but not limited to all its rights to a Master License Agreement with World Transport Authority, Inc., a Nevada corporation. The purchase price is $400,000.00 USD plus two million shares at $.04 per share of World Transport Authority, Inc., an Alberta corporation, 144 restricted stock. Per the contract, a first payment of $100,000.00 USD has been made. Autotech International Corporation also assumed approximately $45,000.00 of outstanding liabilities of WorldStar Pacific, Inc.

In anticipation of the purchase of assets from WorldStar Pacific, Inc., Autotech International Corporation formed a wholly owned Philippine subsidiary corporation, Millenium Autotech International Corporation. Millenium Autotech International Corporation was capitalized with the assets purchased from WorldStar Pacific, Inc., including, but not limited to molds, jigs, plugs, and other parts necessary to produce factories to build the WorldStar utility vehicles, a number of partially completed WorldStar vehicles, engines and other parts necessary to complete the vehicles, all existing contracts, and all intellectual property rights know and unknown that WorldStar Pacific, Inc. owns, including the World Transport Authority, Inc. Master License Agreement for Asia. Millenium Autotech International Corporation was also capitalized with $210,000.00 USD. Gary Cannon, World Transport Authority, Inc.'s General Counsel was appointed President of Millenium Autotech International Corporation. Bryan Hammer, an American who is a resident of the Philippines, and has operated businesses in the Philippines for 18 years, was appointed Vice-President and General Manager. Millenium Autotech International Corporation will be the production company to produce the factories which build the WorldStar vehicles. Millenium Autotech International Corporation has shipped three vehicles and the first production factory under the Cameron International LLC contract entered into in December of 2003.

     On August 11, 2004, after considerable discussion between the parties, World Transport Authority, Inc., a Nevada corporation, and wholly owned subsidiary of World Transport Authority, Inc., an Alberta corporation, terminated its Master License Agreement with WorldStar Andino Corp., a Panamanian corporation, and WorldStar Paez S.A., a Colombian corporation, for breach of their obligations under these contracts.

     World Transport Authority, Inc. Board of Directors reluctantly accepted the resignation of John F. Tidy from the Board of Directors of World Transport Authority, Inc., on August 15, 2004, due to consuming responsibilities as Manager of Product Development for Autotech International Corporation, a wholly owned subsidiary or World Transport Authority, Inc., an Alberta corporation. As of August 30, 2004 Mr. Tidy's seat on the World Transport Authority, Inc.'s, Board of Directors has not been filled. The Board of Directors has expressed its hart felt thanks for Mr. Tidy's service with the Board.

On August 27, 2004, Roger S. Brown voluntarily resigned his position as Secretary of World Transport Authority, Inc. for logistical reasons. He remains a member of the World Transport Authority, Inc. Board of Directors, and Vice-President for Investor Relations.

On August 31, 2004, George I. Bates, corporate Treasurer and a current Board Member of World Transport Authority, Inc., was appointed to the office of Secretary of the corporation. Mr. Fowler remains a Board Member of the corporation.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 World Transport Authority, Inc.


Date: August 31, 2004                By: /s/ William C. Kennedy


                                   -------------------------------------
                                         William C. Kennedy
                                         Chief Executive Officer










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